EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE
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February 3, 2004


FOR MORE INFORMATION CONTACT:
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John M. Lilly, Treasurer and Chief Financial Officer - (413) 747-1465


Nasdaq Symbol - WBKC


        WESTBANK CORPORATION REPORTS 4TH QUARTER EARNINGS INCREASE OF 23%


WEST SPRINGFIELD, MASSACHUSETTS - Westbank Corporation (Nasdaq: WBKC) today reported net income of $1,625,000 or $.35 per diluted share for the quarter ended December 31, 2003, an increase of $308,000 or 23% versus the same quarter of 2002 when earnings totaled $1,317,000 or $.29 per diluted share.

For the year ended December 31, 2003, net income totaled a record $6,054,000 or $1.32 per diluted share compared to $6,009,000 for the year ended December 31, 2002 when earnings included $800,000 in life insurance proceeds. Excluding the life insurance proceeds, earnings for 2003 increased 16% over the prior year.

"We are very pleased with our achievements this past year," said Donald R. Chase, President and Chief Executive Officer. Chase continued, "We experienced record loan originations this past year, spurred on by record low interest rates, and expanded our branch franchise into the Worcester County market in Massachusetts. We are also very satisfied that our shareholders have been able to participate in the Corporation's success this past year. For the second year in a row, the Corporation's stock value has increased by more than 40% and the Board of Directors recently announced a 16% increase in the cash dividend."

As of December 31, 2003, assets totaled $724.1 million compared to $682.9 million at December 31, 2002, an increase of $41.2 million or 6%. Investments totaled $242.1 million, a $109.3 million, or 82%, increase over year-end 2002. As of year-end 2003, loans totaled $435.5 million and deposits were at $536.5 million, while borrowings grew to $122.2 million.

Net interest income for the year and quarter ended December 31, 2003 totaled $21,767,000 and $5,731,000, while the Corporation's net interest margin stood at 3.53% versus 3.63% for the previous year. For the quarter ended December 31, 2003 versus the quarter ended December 31, 2002, the net interest margin increased to 3.56% from 3.41%.

At year-end, the allowance for loan losses totaled $4,428,000, representing 1.01% of total loans. As of December 31, 2003, non-performing loans totaled $3,308,000 and the Corporation held no property in foreclosure. Total non-performing assets at the end of 2003 represented .46% of total assets.

Stockholders' equity at December 31, 2003 totaled $45,275,000 compared to $42,612,000 at December 31, 2002, representing a book value of $10.24 and a tangible book value of $8.24. The results for the year ended December 31, 2003 represented a return on average equity of 14% and a return on average assets of ..92%.

Westbank Corporation is the parent company of Westbank, a Massachusetts state-chartered commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut.

CONDENSED CONSOLIDATED BALANCE SHEETS
WESTBANK CORPORATION AND SUBSIDIARIES

December 31 (Unaudited)
(Dollar amounts in thousands)
                                                            2003                      2002
---------------------------------------------------------------------------------------------
Assets
Cash and due from banks
   Non-interest bearing                                  $   14,599                $   18,967
   Interest bearing                                              40                        98
Federal funds sold                                               39                    28,185
Securities held to maturity                                     250                       436
Securities available for sale                               241,812                   132,296
Loans                                      $  439,911                $  478,832
   (Less) allowance for loan loss               4,428                     5,111
---------------------------------------------------------------------------------------------
Net Loans                                                   435,483                   473,721
Bank premises and equipment                                   6,749                     6,586
Other real estate owned - net
Intangible assets                                             8,837                     8,837
Other assets                                                 16,251                    13,737
---------------------------------------------------------------------------------------------
Total Assets                                             $  724,060                $  682,863
=============================================================================================


Liabilities and Equity
Deposits
   Non-interest bearing                                  $   76,015                $   74,505
   Interest bearing                                         460,439                   487,242
---------------------------------------------------------------------------------------------
      Total Deposits                                        536,454                   561,747
Funds borrowed                                              122,204                    56,392
Other liabilities                                             3,127                     5,112
Mandatorily redeemable preferred stock                       17,000                    17,000
---------------------------------------------------------------------------------------------
   Total Liabilities                                        678,785                   640,251
---------------------------------------------------------------------------------------------

Stockholders' Equity
   Common stock                                               9,047                     8,632
   Additional paid in capital                                14,524                    11,745
   Retained earnings                                         22,724                    21,947
   Treasury stock                                            (1,692)                   (2,091)
   Accumulated other comprehensive income                       672                     2,379
---------------------------------------------------------------------------------------------
      Total Stockholders' Equity                             45,275                    42,612
---------------------------------------------------------------------------------------------
Total Liabilities and Equity                             $  724,060                $  682,863
=============================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
WESTBANK CORPORATION AND SUBSIDIARIES

December 31 (Unaudited)
(Dollar amounts in thousands, except per share data)

                                                   Quarter Ended                                 Year Ended
                                                       2003                2002                     2003                 2002
==========================================================================================================================
Income:
   Interest and fees on loans                  $      6,653         $      7,896         $     28,529         $     31,905
   Interest on federal funds sold                         5                  138                  169                  323
   Interest on securities                             2,433                1,856                7,154                8,348
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                                                      9,091                9,890               35,852               40,576
Interest expense                                      3,360                4,420               14,085               18,055
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Net interest income                                   5,731                5,470               21,767               22,521
Provision for (recovery of) loan losses                                      200                 (354)               1,333
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Net interest income after provision                   5,731                5,270               22,121               21,188
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Gain/(loss) on sales of securities                      574                                     1,138                 (218)
Gain/(loss) on sale of loans                            (84)                                      333                  118
Other non-interest income                               763                1,054                3,065                4,190
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Total non-interest income                             1,253                1,054                4,536                4,090
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Operating Expenses:
   Salaries and benefits                              2,426                2,343                9,741                9,084
   Other operating expenses                           1,676                1,384                6,107                5,829
   Occupancy - net                                      402                  373                1,591                1,499
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Total operating expenses                              4,504                4,100               17,439               16,412
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Income before income taxes                            2,480                2,224                9,218                8,866
Income taxes                                            855                  907                3,164                2,857
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Net Income                                     $      1,625         $      1,317         $      6,054         $      6,009
==========================================================================================================================


Earnings per share *
       - Basic                                 $       0.37         $       0.30         $       1.38         $       1.36
       - Diluted                               $       0.35         $       0.29         $       1.32         $       1.33
Weighted average shares outstanding *
       - Basic                                    4,404,249            4,364,143            4,378,981            4,406,583
       - Diluted                                  4,643,570            4,484,542            4,570,149            4,509,965



* Earnings per share and weighted average shares outstanding restated for 5% stock dividend declared January 2, 2003 and paid January 14, 2003